Exhibit 99.1
NEWS ANNOUNCEMENT  For Immediate Release

NEXSTAR BROADCASTING SECOND QUARTER NET
REVENUE RISES 50.6% TO A RECORD $221.3 MILLION

Net Revenue Growth Drives Record 2Q Operating Income of $52.5 Million up 50.4%,
Adjusted EBITDA of $74.9 Million up 51.0%, and Free Cash Flow of $50.1 Million up 64.8%

IRVING, Texas – August 6, 2015 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) ("Nexstar" or "the Company") today reported record financial results for the second quarter ended June 30, 2015 as summarized below.

Summary 2015 Second Quarter Highlights

($ in thousands)	Three Months Ended June 30,			Six Months Ended June 30,
	2015	2014	Change	2015	2014	Change
Local Revenue	$93,991	$70,461	+33.4%	$178,515	$136,103	+31.2%
National Revenue	$38,793	$26,075	+48.8%	$74,371	$53,264	+39.6%
Core Revenue	$132,784	$96,536	+37.5%	$252,886	$189,367	+33.5%

Political Revenue	$1,906	$6,746	(71.7)%	$2,266	$10,749	(78.9)%
Retransmission Fee Revenue	$69,719	$34,960	+99.4%	$136,283	$70,089	+94.4%
Digital Media Revenue	$21,180	$13,248	+59.9%	$40,492	$19,525	+107.4%
Other	$1,379	$1,131	+21.9%	$2,580	$2,112	+22.2%
Trade and Barter	$11,785	$7,701	+53.0%	$23,178	$14,829	+56.3%
Total Gross Revenue	$238,753	$160,322	+48.9%	$457,685	$306,671	+49.2%
Less Agency Commission	$17,431	$13,392	+30.2%	$32,972	$25,908	+27.3%
Net Revenue	$221,322	$146,930	+50.6%	$424,713	$280,763	+51.3%

Gross Revenue Excluding Political	$236,847	$153,576	+54.2%	$455,419	$295,922	+53.9%

Income from Operations	$52,542	$34,942	+50.4%	$90,446	$62,642	+44.4%

Broadcast Cash Flow(1)	$85,361	$58,701	+45.4%	$161,089	$109,313	+47.4%
Broadcast Cash Flow Margin(2)	38.6%	40.0%		37.9%	38.9%

Adjusted EBITDA(1)	$74,887	$49,600	+51.0%	$138,932	$91,708	+51.5%
Adjusted EBITDA Margin(2)	33.8%	33.8%		32.7%	32.7%

Free Cash Flow(1)	$50,069	$30,378	+64.8%	$93,022	$55,633	+67.2%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.
(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q2 2015 Results, 8/6/15

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc. commented, "Nexstar's consistent operating momentum and financial growth was evident again in the second quarter as we delivered another period of record financial results with profitability metrics all exceeding consensus expectations. Contributions from recently completed acquisitions combined with organic core advertising, distribution and digital media revenue growth and our focus on managing operations for current cash flow and future growth, resulted in all of our non-political revenue sources posting substantial second quarter increases.

"The record second quarter results highlight the benefit of our initiatives to integrate our portfolio of broadcasting and digital media properties while leveraging our scale, extracting anticipated revenue and cost synergies and capitalizing on the many growth opportunities throughout our portfolio and in the local markets we serve. As such, we remain confident that significant year-over-year growth in our non-political revenue sources will continue in the second half of the year and we expect 2015 to mark the Company's fourth consecutive year of record free cash flow as we prepare for what are expected to be record levels of political advertising in 2016.

"During the quarter, we continued to advance the visibility of our long-term growth with the successful re-negotiation of a retransmission consent agreement with one of our top five distribution partners. We also extended affiliation agreements for five CBS television stations owned or operated by Nexstar and created the NBC affiliate in Lafayette, Louisiana and the MyNetworkTV affiliate in Waco, Texas both of which successfully launched on July 1. With the creation of the new NBC and MyNetworkTV affiliates, we innovatively and efficiently re-allocated Nexstar's existing spectrum assets thereby creating two new duopolies with no incremental M&A costs while further elevating our advertising and retransmission consent revenue growth. At the same time, reflecting our commitment to localism and the markets we serve, during the quarter, Nexstar and Mission Broadcasting, Inc. ("Mission") garnered nine regional Edward R. Murrow Awards bringing the number of broadcasting and journalism awards that our stations have won since 2009 to nearly 500.

"With 2015 first half operating results in the books, Nexstar is on pace to achieve its projected pro-forma free cash flow of approximately $456 million during the 2015/2016 cycle, or average pro-forma free cash flow of approximately $7.30 per share per year. Notably, with over $93 million in free cash flow generated year-to-date, we've already recorded approximately $3 per share in free cash flow. With accelerating growth in the back half of the year and the full year benefit in 2016 of these new affiliations and retrans renewals combined with our ability to capture large shares of political advertising in our markets, we believe we have excellent visibility toward achieving our free cash flow targets.

"During the second quarter, the successful integration of recently acquired stations combined with ongoing initiatives to leverage our targeted localism, content and advertiser relationships drove a 51% rise in net revenue, more than offsetting the $4.8 million year-over-year decline in political advertising revenue. Excluding political advertising revenue and including results from our recent acquisitions, second quarter gross revenue grew 54%, reflecting core television ad revenue growth, a significant rise in retransmission consent revenues and continued digital

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Nexstar Broadcasting Group Q2 2015 Results, 8/6/15

media revenue increases. Nexstar's record second quarter television ad revenue was complemented by a nearly 100% rise in retransmission fee revenue and a nearly 60% increase in digital media revenue which both benefited from organic growth as well as our recent accretive acquisitions. We expect our long-term distribution revenue growth trend to continue as in late 2014 additional contract renewals representing about 40% of the Company's MVPD subscribers were completed and another approximately 45% of our subscribers will be renewed in 2015, inclusive of the top five partner that was successfully renewed in July. Nexstar's ongoing revenue diversification is reflected in the growth in total second quarter retransmission fee and digital media revenue which rose 89% to $90.9 million, and accounted for 41% of 2015 second quarter net revenue, compared to 33% of net revenue in the year-ago period and 26% of net revenue in the 2013 second quarter.

"Second quarter BCF, Adjusted EBITDA and free cash flow increases of 45.4%, 51.0% and 64.8%, respectively, reflect the value of our initiatives to actively expand our scale through strategic, accretive acquisitions while managing costs. The value-building accretive transactions completed in late 2014 and early 2015 added 27 stations as well as a digital media advertising and programmatic technology provider to our growth platform. With their successful integration we are realizing the forecasted synergies and efficiencies that were disclosed at the time the transactions were announced. Specifically, in January 2015 we closed the largest acquisition in the Company's history, adding the net operations of 18 stations in nine markets from Communications Corporation of America. This was followed by the completion of single station transactions in Phoenix and Las Vegas bringing our TV station portfolio to 107 stations under ownership or management, serving 58 separate DMAs.

"With our priority of generating free cash flow, we remain disciplined in managing costs and in addressing our capital structure, leverage and cost of capital. Reflecting this focus, second quarter corporate expense came in slightly better than our guidance at $10.5 million. Record revenue and disciplined expense and capital structure management led to second quarter 2015 free cash flow of $50.1 million representing growth of approximately 145% over the second quarter of 2013, the previous non-political period, which clearly highlights the value being derived from our platform building and revenue diversification strategies.

"In summary, Nexstar's ongoing operating execution and discipline in managing costs, combined with select accretive station transactions have positioned the Company to achieve record revenue and free cash flow in 2015, 2016 and beyond. Importantly, our station platform now reaches approximately 18% of all U.S. television households. As such there remains considerable opportunity for Nexstar to further expand our platform through additional accretive station and digital media acquisitions and we remain active and engaged on this front. At the same time, our focus on the capital structure and cost of capital have positioned Nexstar with the financial flexibility to simultaneously further consolidate mid-sized markets and return capital to shareholders while maintaining a favorable leverage profile, which, pro-forma for the completion of all announced transactions is expected to result in a total leverage ratio of approximately 3.0 times at year-end 2016."

The consolidated debt of Nexstar, its wholly owned subsidiaries, Mission and Marshall Broadcasting Group, Inc. at June 30, 2015, was $1,500.4 million and senior secured debt was $699.9 million. The Company's total net leverage ratio at June 30, 2015 was 4.22x compared to a total permitted leverage covenant of 6.75x. The Company's first lien net leverage ratio at June 30, 2015 was 1.93x compared to the covenant maximum of 4.00x.
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Nexstar Broadcasting Group Q2 2015 Results, 8/6/15

The table below summarizes the Company's debt obligations:

($ in millions)	6/30/2015	12/31/2014
Revolving Credit Facility	$2.0	$5.5
First Lien Term Loans	$697.9	$705.0
6.875% Senior Unsecured Notes	$525.5	$525.6
6.125% Senior Unsecured Notes	$275.0	$-
Total Debt	$1,500.4	$1,236.1

Cash on Hand	$26.9	$131.9

Second Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is 719/325-2354, conference ID 6551580 (domestic and international callers). In addition, a live audio webcast of the call will be accessible to the public on Nexstar's web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), net loss on asset disposal and non-cash representation contract termination fee, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), net loss on asset disposal, non-cash compensation expense and non-cash representation contract termination fee, less payments for broadcast rights, cash interest expense, capital expenditures and net operating cash income taxes.

Broadcast cash flow, Adjusted EBITDA and free cash flow results are non-GAAP financial measures. Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company's ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company's business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q2 2015 Results, 8/6/15

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 107 television stations and related digital multicast signals reaching 58 markets or approximately 18.0% of all U.S. television households. Nexstar's portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV, Me-TV, LATV, RTV, Estrella, This TV, Weather Nation Utah, Movies! and News/Weather. Nexstar's community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:
Thomas E. Carter	Joseph Jaffoni, Jennifer Neuman
Chief Financial Officer	JCIR
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q2 2015 Results, 8/6/15

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
 (in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net revenue	$221,322	$146,930	$424,713	$280,763

Operating expenses:
Corporate expenses	10,474	9,101	22,157	17,605
Station direct operating expenses, net of trade, depreciation and amortization	72,848	43,185	140,654	83,564
Station selling, general, and administrative expenses, net of depreciation and amortization	46,083	34,695	91,689	67,231
Trade and barter expense	11,641	7,581	22,939	14,723
Amortization of broadcast rights, excluding barter	5,195	2,771	10,357	5,731
Amortization of intangible assets	11,237	6,112	24,297	12,305
Depreciation	11,302	8,543	22,174	16,962
Total operating expenses	168,780	111,988	334,267	218,121
Income from operations	52,542	34,942	90,446	62,642

Interest expense, net	(20,391)	(15,339)	(39,684)	(30,509)
Loss on extinguishment of debt	-	(71)	-	(71)
Other expenses	(150)	(127)	(268)	(255)
Income before income taxes	32,001	19,405	50,494	31,807
Income tax expense	(12,101)	(8,461)	(18,682)	(13,510)
Net income	19,900	10,944	31,812	18,297
Net loss attributable to noncontrolling interest	421	-	1,416	-
Net income attributable to Nexstar	$20,321	$10,944	$33,228	$18,297

Basic net income per common share attributable to Nexstar	$0.65	$0.36	$1.06	$0.60
Basic weighted average number of common shares outstanding	31,325	30,641	31,260	30,622

Diluted net income per common share attributable to Nexstar	$0.63	$0.34	$1.03	$0.57
Diluted weighted average number of common shares outstanding	32,382	31,932	32,319	31,921

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Nexstar Broadcasting Group Q2 2015 Results, 8/6/15

Nexstar Broadcasting Group, Inc.
Reconciliation of Broadcast Cash Flow and Adjusted EBITDA (Non-GAAP Measures)
UNAUDITED
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Broadcast Cash Flow and EBITDA:	2015	2014	2015	2014

Income from operations	$52,542	$34,942	$90,446	$62,642
Add:
Depreciation	11,302	8,543	22,174	16,962
Amortization of intangible assets	11,237	6,112	24,297	12,305
Amortization of broadcast rights, excluding barter	5,195	2,771	10,357	5,731
Loss on asset disposal, net	125	161	927	146
Corporate expenses	10,474	9,101	22,157	17,605
Non-cash representation contract termination fee	-	-	1,516	-

Less:
Payments for broadcast rights	5,514	2,929	10,785	6,078

Broadcast cash flow	85,361	58,701	161,089	109,313
Margin %	38.6%	40.0%	37.9%	38.9%
Less:
Corporate expenses	10,474	9,101	22,157	17,605

Adjusted EBITDA	$74,887	$49,600	$138,932	$91,708
Margin %	33.8%	33.8%	32.7%	32.7%

Nexstar Broadcasting Group, Inc.
Reconciliation of Free Cash Flow (Non-GAAP Measure)
UNAUDITED
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
Free Cash Flow:	2015	2014	2015	2014

Income from operations	$52,542	$34,942	$90,446	$62,642

Add:
Depreciation	11,302	8,543	22,174	16,962
Amortization of intangible assets	11,237	6,112	24,297	12,305
Amortization of broadcast rights, excluding barter	5,195	2,771	10,357	5,731
Loss on asset disposal, net	125	161	927	146
Non-cash compensation expense	2,804	1,913	5,662	3,556
Non-cash representation contract termination fee	-	-	1,516	-

Less:
Payments for broadcast rights	5,514	2,929	10,785	6,078
Cash interest expense	19,460	14,678	37,868	29,158
Capital expenditures	5,710	5,063	11,234	9,032
Operating cash income taxes, net of refunds(1)	2,452	1,394	2,470	1,441

Free cash flow	$50,069	$30,378	$93,022	$55,633

(1)	Excludes the payment of $15.172 million in taxes related to tax liabilities assumed in or resulting from various station acquisitions and sales.

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